UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2026
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27713
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2026, Fortrea Holdings Inc. (the “Company”) issued a press release, announcing the Company's financial results for the fiscal quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 2.02, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, the Board of Directors of the Company (the “Board”) appointed David Smith, a current director on the Board, to act as Interim Chief Financial Officer and principal financial officer (“Interim CFO”). In connection with this appointment, Mr. Smith will remain on the Board but has stepped down from the Audit Committee and the Management Development and Compensation Committee of the Board. Jason Knoblauch, who was appointed as the Company’s Chief Financial Officer effective July 6, 2026, has been placed on a paid leave of absence due to pending litigation, as described further below.

Mr. Smith, 60, has over 25 years of pharmaceutical industry experience and has served on the Board since 2023. Mr. Smith served as Executive Vice President and Chief Financial Officer for Charles River Laboratories International, Inc., an American pre-clinical contract research organization supporting the global pharmaceutical industry. Mr. Smith joined Charles River in April 2014 through their acquisition of the Galapagos Services Division, which was carved out from its parent company Galapagos NV, a Belgian pharmaceutical research company. Mr. Smith served as the Chief Executive Officer for that division and, on its acquisition, continued to manage its operation as Corporate Vice President at Charles River. In October that year, Mr. Smith was promoted to Corporate Senior Vice President with responsibilities for all Discovery Services at Charles River. In the following February, he was nominated as the successor to the incumbent Chief Financial Officer, formally taking the helm in August 2015, a post Mr. Smith held until his retirement in May 2022. During Mr. Smith’s tenure as Chief Financial Officer, Charles River entered the S&P 500 in May 2021. Previously, Mr. Smith also served as Chief Financial Officer at Cambridge University Hospitals in the United Kingdom and Galapagos NV. He held management positions at AstraZeneca in the Netherlands, Hungary, Sweden and the U.K. and held a variety of leadership roles, including in the R&D division where he helped determine which molecules progressed through the pipeline. Mr. Smith trained as a Chartered Accountant in the U.K., with what is now called PricewaterhouseCoopers, before relocating with the firm to Dubai. Mr. Smith earned his Bachelor of Sciences Honors degree in Molecular Biophysics at the University of Leeds, U.K.

In connection with Mr. Smith’s appointment as Interim CFO, the Company and Mr. Smith entered into an offer letter, dated July 27, 2026 (the “Offer Letter”). During the term of his employment as Interim CFO pursuant to the Offer Letter, the Company will pay Mr. Smith a base salary at a rate of $60,000 per month, paid in accordance with the Company’s regular payroll schedule. In addition, the Company will grant Mr. Smith RSUs equal to approximately $300,000 in value within 10 business days of his start date, with the actual number of shares underlying the RSUs calculated using the fair market value of the Company’s common stock within two business days prior to the date of grant. Additionally, Mr. Smith is entitled to receive similar grants for each month that he serves as Interim CFO, with such awards to be capped at an aggregate fair value of $900,000. The RSUs will vest in full on the first anniversary of the grant date, subject to Mr. Smith’s continued service with the Company through each applicable vesting date, including continuing service as a director following the conclusion of his service as Interim CFO. The RSUs will be governed by the terms of the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan. Mr. Smith’s employment is at will, meaning that either he or the Company may terminate his employment at any time and for any reason.

There are no arrangements or understandings between Mr. Smith and any other persons, pursuant to which he was appointed as Interim CFO, no family relationships among any of the Company’s directors or executive officers and Mr. Smith, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

On July 25, 2026, the Delaware Court of Chancery granted a temporary restraining order preventing Mr. Knoblauch from working for the Company as Chief Financial Officer pending further order of the Court. The order was issued in a lawsuit filed by Mr. Knoblauch’s prior employer against him and the Company alleging that Mr. Knoblauch violated certain restrictive covenants and retained confidential information belonging to his prior employer. The Company placed Mr. Knoblauch on a paid leave of absence, the duration which has not yet been determined. During his leave of absence, Mr. Knoblauch is not expected to perform any of the responsibilities of Chief Financial Officer of the Company. Mr. Knoblauch will continue to receive the same compensation package, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2026, during his leave of absence.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company dated July 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.
By:	/s/ David Ross Smith
Name: David Ross Smith
Title: Interim Chief Financial Officer
(On behalf of the Registrant and as Principal Financial Officer)

Date: July 29, 2026